UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

Aina Le’a, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-182904	45-4447703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69-201 Waikoloa Beach Drive, #2617

Waikoloa, Hawaii 96738

(Address of Principal Executive Offices) (Zip Code)

(808) 886 - 1702

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

On June 22, 2017, Aina Le’a, Inc. (the “Company”) filed a voluntary petition under chapter 11(the “Chapter 11 Case”) of the United States Bankruptcy Code (titled 11 of the United States Code) in the United States Bankruptcy Court for the District of Hawaii (the “Court”). The Company’s Chapter 11 Case was assigned case number 17-bk-00611. The Company intends to continue operating its business during the Chapter 11 Case as a debtor-in-possession in accordance with the Bankruptcy Code and orders of the Court.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 26, 2017, the Company received notification from Macias Gini & O’Connell LLP (“MGO”), the Company’s independent registered public accounting firm, advising the Company of MGO’s resignation as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2017, effective immediately. MGO’s resignation was accepted by the Board of Directors of the Company on June 28, 2017.

During the Company’s fiscal years ended March 31, 2016 and March 31, 2015, and the subsequent interim period through June 26, 2017, there were no: (1) disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and MGO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to MGO’s satisfaction, would have caused MGO to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act, except for the material weaknesses disclosed in Item 9A of the Company’s Annual Report (as amended) on Form 10-K for the fiscal year ended March 31, 2016 (the “2016 Form 10-K”), and in Item 4 of the Company’s Quarterly Reports on Form 10-Q and Form 10-Q/A, as applicable (collectively, the “Quarterly Reports”) that caused the Company’s management to conclude that the Company’s internal control over financial reporting was not effective as of March 31, 2016 and its disclosures controls and procedures were not effective at March 31, June 30, September 30, and December 31, 2016. The material weaknesses related to: (1) documentation of procedures, including procedures related to testing of internal controls and entity level controls, disclosure review, and other analytics; (ii) the complexity in accounting for multi-phase real estate development projects, subsidiaries and potential variable interest entities, such that the Company will need to perform an assessment of the size and skills of the accounting function, as well as update the related policies and procedures and controls which will require additional training or staff; and (iii) accounting for stock based compensation.

MGO did not issue a report on the Company’s consolidated financial statements for the year ended March 31, 2017.  The report of MGO on the Company’s consolidated financial statements as of and for the year ended March 31, 2016, and 2015 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report on the Company’s consolidated financial statements as of and for the year ended March 31,2016 contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

The Company has provided MGO with a copy of the disclosures in this Current Report on Form 8-K and has requested that MGO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not MGO agrees with and, if not, stating the respects in which MGO does not agree with, the Company’s statements in this Item 4.01, which the Company has made in response to Item 304(a) of Regulation S-K promulgated under the Exchange Act. A copy of the letter furnished by MGO in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

16.1	Letter from Macias Gini & O’Connell LLP to the Securities and Exchange Commission, dated June 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2017	AINA LE’A, INC.

	By:	/s/ Robert Wessels
Name: Robert Wessels
Title: Chief Executive Officer

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